Press Release	Contacts:
www.aig.com	Quentin McMillan (Investors): quentin.mcmillan@aig.com
Andrew Johnson (Media): andrew.r.johnson@aig.com

AIG Delivers Strong Third Quarter Results
■General Insurance net premiums written (NPW) of $6.7 billion, an increase of 7% year-over-year on a reported basis and 8% on a constant dollar basis*, driven by 7%* growth in Global Commercial and 9%* growth in Global Personal
■General Insurance combined ratio of 91.3%, and Accident year combined ratio, ex-CAT* of 88.4%
■General Insurance underwriting income of $564 million and accident year underwriting income, ex-CAT* of $756 million
■General Insurance Net investment income of $1.0 billion, an increase of 9% year-over-year
■Net income per diluted share of $1.60 and Adjusted after-tax income* (AATI) per diluted share of $2.06
■Return on equity (ROE) of 8.5% and Core Operating ROE* of 11.1%
■Book value per share was $74.96, a decrease of 1% year-over-year and Adjusted book value per share* was $81.25, an increase of 5% year-over-year
■Returned $787 million of capital to shareholders, through $527 million of share repurchases and $260 million of dividends

NEW YORK, November 3, 2026 – American International Group, Inc. (NYSE: AIG) today reported financial results for the third quarter ended September 30, 2026.

“AIG delivered strong profitability and premium growth in the third quarter rounding out an outstanding first nine months of 2026,” said Eric Andersen, AIG President & Chief Executive Officer.

“We continue to make excellent progress toward achieving our 2025 Investor Day financial objectives. In the third quarter, Adjusted after-tax income was $1.1 billion, or $2.06 per diluted share. Core Operating ROE was 11.1% for the quarter and 11.4% for the first nine months of 2026 and adjusted book value per share grew 5% year-over-year.

“Growth was broad-based with net premiums written growing 8% year-over-year, or 10%* excluding North America Property, both on a constant dollar basis, driven by our Global Commercial and Global Personal Insurance businesses. Despite a more challenging market environment, we maintained strong underwriting performance, generating underwriting income of $564 million, with a calendar year combined ratio of 91.3% and an accident year combined ratio, ex-CAT, of 88.4%.

“Our results through the first three quarters of 2026 reinforce our momentum. Compared to the same nine-month period last year, we delivered double-digit top-line growth in premiums, exceeded $2 billion in underwriting income, and improved the combined ratio 140 basis points to 89.2% and the accident year combined ratio, ex-CAT, 50 basis points to 87.7%.

“Overall, this exceptional performance underscores the benefits of our diverse, global portfolio, the consistent execution of our strategy, and our focus on deepening relationships with our clients and partners.

"Our success is a direct reflection of our people. AIG’s depth of talent across every region and line of business is one of our greatest strengths. Because of our colleagues’ hard work and dedication, we are growing profitably and well positioned to build on our strong foundation."

* Refers to financial measure not calculated in accordance with generally accepted accounting principles (non-GAAP); definitions of non-GAAP measures and reconciliations to their closest GAAP measures can be found in this press release under the heading Comment on Regulation G and Non-GAAP Financial Measures.

FINANCIAL SUMMARY

	Three Months Ended September 30,
($ and shares in millions, except per share amounts)	2025	2026
Net income attributable to AIG common shareholders	$519	$844
Net income per diluted share attributable to AIG common shareholders	$0.93	$1.60

Net investment income	$772	$1,100
Net investment income, APTI basis	1,024	1,075

Adjusted pre-tax income (loss)	$1,622	$1,445
General Insurance	1,734	1,586
Other Operations	(112)	(141)

Adjusted after-tax income attributable to AIG common shareholders	$1,226	$1,086
Adjusted after-tax income per diluted share attributable to AIG common shareholders	$2.20	$2.06

Weighted average common shares outstanding - diluted	558.5	527.3

Return on equity	5.0%	8.5%
Adjusted return on equity	11.6%	10.3%
Core operating return on equity	13.6%	11.1%

Book value per share	$75.45	$74.96
Adjusted book value per share	$77.04	$81.25
Adjusted tangible book value per share	$70.07	$73.37
Core operating book value per share	$66.66	$76.07

Common shares outstanding (in millions)	544.5	518.7

For the third quarter of 2026, Net income attributable to AIG common shareholders was $844 million, or $1.60 per diluted common share, compared to $519 million, or $0.93 per diluted common share, in the prior year quarter. The increase was primarily due to changes in the fair value of AIG's investments as well as higher General Insurance Net investment income, higher earned premiums, strong accident year underwriting results, modestly increased catastrophe losses and lower net realized losses.

AATI was $1.1 billion, or $2.06 per diluted common share, compared to $1.2 billion, or $2.20 per diluted common share in the prior year quarter, reflecting lower underwriting income and lower Other Operations Net investment income.

Total Net investment income for the third quarter of 2026 was $1.1 billion, compared to $772 million in the prior year quarter, primarily due to changes in the fair value of AIG's investments and higher income on available for sale fixed maturity securities.

Total Net investment income on an adjusted pre-tax income* (APTI) basis was $1.1 billion, compared to $1.0 billion in the prior year quarter, due to higher General Insurance Net investment income, driven by higher income on available for sale fixed maturity securities.

AIG returned $787 million to shareholders in the third quarter of 2026 through $527 million of common stock repurchases, representing approximately 7 million shares, and $260 million of common stock dividends. On September 24, 2026, AIG issued €625 million aggregate principal amount of 4.250% Notes Due 2031 and €500 million aggregate principal amount of 4.750% Notes

Due 2036, which was equivalent to approximately $1.3 billion in the aggregate. At September 30, 2026, the total debt to total capital ratio was 20.8% and the total debt to total adjusted capital* ratio was 19.6%.

ROE and Core Operating ROE were 8.5% and 11.1%, respectively, in the third quarter of 2026. Book value per share was $74.96 as of September 30, 2026, a decrease of 1% from September 30, 2025. Adjusted book value per share was $81.25 and Adjusted tangible book value per share* was $73.37, both an increase of 5% from September 30, 2025.

On November 3, 2026, the AIG Board of Directors declared a quarterly cash dividend on AIG common stock of $0.50 per share. The dividend is payable on December 30, 2026 to shareholders of record at the close of business on December 16, 2026.

GENERAL INSURANCE

	Three Months Ended September 30,
($ in millions)	2025	2026	Change
Gross premiums written	$8,686	$9,174	6%
Net premiums written	$6,230	$6,651	7%
Net premiums written, on constant dollar basis			8%
Underwriting income (loss)	$793	$564	(29)%

Net investment income	$945	$1,032	9%
Adjusted pre-tax income(a)	$1,734	$1,586	(9)%

Underwriting ratios:
General Insurance (GI) Combined ratio (CR)	86.8	91.3	4.5	pts
GI Loss ratio	55.9	60.7	4.8
Less: impact on loss ratio
Catastrophe losses and reinstatement premiums	(1.6)	(4.4)	(2.8)
Prior year development, net of prior year premiums	3.1	1.5	(1.6)
GI Accident year loss ratio, as adjusted	57.4	57.8	0.4
GI Expense ratio	30.9	30.6	(0.3)
GI Accident year combined ratio, as adjusted	88.3	88.4	0.1	pts
•Third quarter NPW of $6.7 billion increased 7% from the prior year quarter on a reported basis and 8% on a constant dollar basis, reflecting growth across Global Commercial and Global Personal Insurance businesses. Excluding North America Property lines, General Insurance NPW increased 10%* from the prior year quarter.
•Underwriting income was $564 million, driven by higher earned premiums, strong accident year underwriting results and modest catastrophe losses. Accident year underwriting income, ex-CAT was $756 million, up 6% from the prior year quarter.
•Total catastrophe-related charges were $283 million, representing 4.4 loss ratio points, driven by severe convective storms in North America, compared to extraordinarily low catastrophe losses of $100 million, representing 1.6 loss ratio points, in the prior year quarter.
•Third quarter 2026 included favorable prior year development (PYD), net of reinsurance and prior year premiums, of $91 million, compared to $180 million in the prior year quarter. Favorable development was driven by reserve releases across most lines of business.
•The combined ratio was 91.3%, compared with 86.8% in the prior year quarter, primarily reflecting higher catastrophe-related charges and lower favorable PYD, partially offset by a lower expense ratio. Accident year combined ratio, as adjusted* (AYCR) was 88.4%, compared with 88.3% in the prior year quarter, reflecting a higher accident year loss ratio, as adjusted* (AYLR), primarily due to changes in business mix, partially offset by a lower expense ratio.
•General Insurance net investment income was $1.0 billion, up 9% year-over-year, driven by the core fixed income portfolio.

(a)In the first quarter of 2026, AIG realigned and began reporting Amortization of intangible assets in General Insurance from Other Operations; historical results have been recast to reflect these changes.

GENERAL INSURANCE - NORTH AMERICA COMMERCIAL

	Three Months Ended September 30,
($ in millions)	2025	2026	Change
Net premiums written	$2,435	$2,481	2%
Net premiums written, on constant dollar basis			2%
Underwriting income (loss)	$384	$167	(57)%

Underwriting ratios:
CR	82.6	92.9	10.3	pts
AYCR, as adjusted	85.4	87.2	1.8	pts

•Third quarter NPW of $2.5 billion increased 2% from the prior year quarter, primarily driven by Retail Casualty and Financial Lines, partially offset by lower production in certain Property lines. Excluding North America Property lines, North America commercial NPW increased 6% from the prior year quarter.
•The combined ratio was 92.9%, compared with 82.6% in the prior year quarter, reflecting higher loss ratio, largely driven by lower net favorable PYD and higher catastrophe-related charges. The AYCR was 87.2%, compared to 85.4% in the prior year quarter, reflecting higher AYLR and acquisition ratio, primarily due to changes in business mix, partially offset by lower general operating expense (GOE) ratio.

GENERAL INSURANCE - INTERNATIONAL COMMERCIAL

	Three Months Ended September 30,
($ in millions)	2025	2026	Change
Net premiums written	$2,115	$2,387	13%
Net premiums written, on constant dollar basis			13%
Underwriting income (loss)	$330	$283	(14)%

Underwriting ratios:
CR	84.9	88.3	3.4	pts
AYCR, as adjusted	86.0	85.8	(0.2)	pts

•Third quarter NPW of $2.4 billion increased 13% from the prior year quarter, both on a reported basis and a constant dollar basis, supported by broad-based geographic growth.
•The combined ratio was 88.3%, compared with 84.9% in the prior year quarter, reflecting higher loss ratio, driven by higher catastrophe-related charges and lower net favorable PYD, partially offset by lower expense ratio. The AYCR was 85.8%, compared with 86.0% in the prior year quarter, driven by lower GOE ratio, partially offset by higher AYLR, primarily due to changes in business mix.

GENERAL INSURANCE - GLOBAL PERSONAL

	Three Months Ended September 30,
($ in millions)	2025	2026	Change
Net premiums written	$1,680	$1,783	6%
Net premiums written, on constant dollar basis			9%
Underwriting income (loss)	$79	$114	44%

Underwriting ratios:
CR	95.2	93.2	(2.0)	pts
AYCR, as adjusted	95.5	93.6	(1.9)	pts

•Third quarter NPW of $1.8 billion increased 6% from the prior year quarter, or 9% on a constant dollar basis, primarily driven by growth in the high net worth business and Accident & Health.
•The combined ratio was 93.2%, compared with 95.2% in the prior year quarter, reflecting lower loss ratio, driven by lower AYLR and higher net favorable PYD, partially offset by higher catastrophe-related charges and higher expense ratio. The AYCR was 93.6%, improving 190 basis points from 95.5% in the prior year quarter, reflecting lower AYLR and lower GOE, partially offset by a higher acquisition ratio. Changes in business mix contributed to both the lower AYLR and higher acquisition ratio.

OTHER OPERATIONS

	Three Months Ended September 30,
($ in millions)	2025	2026	Change
Net investment income and other	$72	$45	(38)%
Corporate and other general operating expenses	(86)	(85)	1
Interest expense	(100)	(101)	(1)
Adjusted pre-tax loss before consolidation and eliminations	$(114)	$(141)	(24)
Total consolidation and eliminations	2	—	NM
Adjusted pre-tax loss(a)	$(112)	$(141)	(26)%
(a)In the third quarter of 2025, AIG began excluding the net results of run-off businesses previously reported in General Insurance from Adjusted pre-tax income.

•Other Operations predominantly consists of Net investment income from our AIG Parent liquidity portfolio, Corebridge Financial, Inc. dividend income (prior to the final disposition in May 2026), corporate GOE, and Interest expense.
•Net Investment Income and Other was $45 million, compared to $72 million in the prior year quarter, which included $20 million of Corebridge Financial, Inc. dividends.

CONFERENCE CALL
AIG will host a conference call tomorrow, Wednesday, November 4, 2026 at 8:30 a.m. ET to review these results. The call is open to the public and can be accessed via a live, listen-only webcast in the Investors section of www.aig.com. A replay will be available after the call at the same location.

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Additional supplementary financial data is available in the Investors section at www.aig.com.

Cautionary Note on Forward-Looking Statements
Certain statements in this press release and other publicly available documents may include, and members of management may from time to time make and discuss, statements which, to the extent they are not statements of historical or present fact, may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward‑looking statements are intended to provide management’s current expectations or plans for future operating and financial performance, based on assumptions currently believed to be valid and accurate. Forward-looking statements are often preceded by, followed by or include words such as “will,” “believe,” “anticipate,” “expect,” “expectations,” “intend,” “strive,” “plan,” “strategy,” “prospects,” “project,” “should,” “guidance,” “outlook,” “view,” “target,” “goal,” “estimate” and other words of similar meaning in connection with a discussion of future operating or financial performance. These statements may include, among other things, projections, goals and assumptions that relate to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expense reduction efforts, the outcome of contingencies such as legal proceedings, anticipated organizational, business or regulatory changes, the effect of catastrophic events, both natural and man-made, and macroeconomic and/or geopolitical events, anticipated dispositions, monetization and/or acquisitions of businesses or assets, the successful integration of acquired businesses, management succession and retention plans, exposure to risk, trends in operations and financial results, and other statements that are not historical facts.

All forward-looking statements involve risks, uncertainties and other factors that may cause actual results and financial condition to differ, possibly materially, from the results and financial condition expressed or implied in the forward-looking statements. Factors that could cause actual results to differ, possibly materially, from those in specific projections, targets, goals, plans, assumptions and other forward-looking statements include, without limitation:

•the impact of adverse developments affecting economic conditions in the markets in which we operate, including financial market conditions, macroeconomic trends, changes in trade policies, including tariffs, fluctuations in interest rates and foreign currency exchange rates, inflationary pressures, including social inflation, pandemics, and geopolitical events or conflicts;
•the occurrence of catastrophic events, both natural and man-made, which may be exacerbated by the effects of climate change;
•disruptions in the availability or accessibility of our or a third party’s information technology systems, including hardware and software, infrastructure or networks, and the inability to safeguard the confidentiality and integrity of customer, employee or company data due to cyberattacks, data security breaches or infrastructure vulnerabilities;
•our ability to effectively implement technological advancements, including the use of artificial intelligence (AI), and respond to competitors' AI and other technology initiatives;
•our reliance on third parties to provide certain business and administrative services;
•the effects of changes in laws and regulations, including those relating to privacy, data protection, cybersecurity and AI, and the regulation of insurance, in the U.S. and other countries in which we operate;
•concentrations in our investment portfolios;
•changes in the valuation of our investments;
•our reliance on third-party investment managers;
•nonperformance or defaults by counterparties;
•our ability to adequately assess risk and estimate related losses as well as the effectiveness of our enterprise risk management policies and procedures;

•changes in judgments or assumptions concerning insurance underwriting and insurance liabilities;
•concentrations of our insurance, reinsurance and other risk exposures;
•availability of adequate reinsurance or access to reinsurance on acceptable terms;
•the effects of sanctions and the failure to comply with those sanctions;
•changes to tax laws in the countries in which we operate;
•the effectiveness of strategies to retain and recruit key personnel and to implement effective succession plans;
•the outcome of significant legal, regulatory or governmental proceedings;
•our ability to successfully complete strategic transactions, including to successfully dispose of, monetize and/or acquire businesses or assets or successfully integrate acquired businesses, and the anticipated benefits thereof;
•difficulty in marketing and distributing products through current and future distribution channels;
•actions by rating agencies with respect to our credit and financial strength ratings as well as those of our businesses and subsidiaries;
•changes in judgments concerning the recognition of deferred tax assets and the impairment of goodwill;
•our ability to address evolving global stakeholder expectations and regulatory requirements including with respect to environmental, social and governance matters and to effectively execute on sustainability targets and standards;
•our ability to effectively implement restructuring initiatives and potential cost-savings opportunities;
•changes to sources of or access to liquidity;
•changes in accounting principles and financial reporting requirements or their applicability to us; and
•such other factors discussed in:
•Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 (which will be filed with the Securities and Exchange Commission (SEC);
•Part I, Item 1A. Risk Factors and Part II, Item 7. MD&A in our Annual Report on Form 10-K for the year ended December 31, 2025; and
•our other filings with the SEC.
Forward-looking statements speak only as of the date of this press release, or in the case of any document incorporated by reference, the date of that document. AIG is not under any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in any forward-looking statements is disclosed from time to time in our filings with the SEC.
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COMMENT ON REGULATION G AND NON-GAAP FINANCIAL MEASURES
Throughout this press release, including the financial highlights, AIG presents its financial condition and results of operations in the way it believes will be most meaningful and representative of its business results. Some of the measurements AIG uses are “Non-GAAP financial measures” under SEC rules and regulations. GAAP is the acronym for generally accepted accounting principles in the United States. The non-GAAP financial measures AIG presents are listed below and may not be comparable to similarly-named measures reported by other companies. The reconciliations of such measures to the most comparable GAAP measures in accordance with Regulation G are included within the relevant tables attached to this press release or in the Third Quarter 2026 Financial Supplement available in the Investors section of AIG’s website, www.aig.com.
Unless otherwise mentioned or unless the context indicates otherwise, we use the terms “AIG,” “we,” “us” and “our” to refer to American International Group, Inc., a Delaware corporation, and its consolidated subsidiaries.
AIG uses the following operating performance measures because AIG believes they enhance the understanding of the underlying profitability of operations and trends of AIG’s segments. AIG believes they also allow for more meaningful comparisons with AIG’s insurance competitors. When AIG uses these measures, reconciliations to the most comparable GAAP measure are provided on a consolidated basis.
Adjusted Pre-tax Income (APTI) is derived by excluding the items set forth below from income before income tax:
•changes in the fair values of equity securities, AIG's investment in Corebridge and gain/loss on sale of shares;
•net investment income on Fortitude Re funds withheld assets held by AIG in support of Fortitude Re’s reinsurance obligations to AIG (Fortitude Re funds withheld assets);
•net realized gains and losses on Fortitude Re funds withheld assets;
•loss (gain) on extinguishment of debt;
•all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Earned income on such economic hedges is reclassified from net realized gains and losses to specific APTI line items based on the economic risk being hedged (e.g. net investment income);
•income or loss from discontinued operations;
•net loss reserve discount benefit (charge);
•net results of businesses in run-off;
•non-operating pension expenses;
•net gain or loss on divestitures and other;
•non-operating litigation reserves and settlements;
•restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;
•the portion of favorable or unfavorable prior year reserve development for which we have ceded the risk under retroactive reinsurance agreements and related changes in amortization of the deferred gain;
•integration and transaction costs associated with acquiring or divesting businesses;
•losses from the impairment of goodwill; and
•non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles.
Adjusted After-tax Income attributable to AIG common shareholders (adjusted after-tax income or AATI) is derived by excluding the tax effected APTI adjustments described above, noncontrolling interest on net realized gains (losses), other non-operating expenses and the following tax items from net income attributable to AIG:
•deferred income tax valuation allowance releases and charges; and
•changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance.
See page 14 for the reconciliation of Net income attributable to AIG to Adjusted After-tax Income attributable to AIG common shareholders.

Book value per share, excluding investments related cumulative unrealized gains and losses recorded in Accumulated other comprehensive income (loss) (AOCI) adjusted for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets (collectively, Investments AOCI) (Adjusted book value per share) is used to show the amount of our net worth on a per share basis after eliminating the fair value of investments that can fluctuate significantly from period to period due to changes in market conditions. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets since these fair value movements are economically transferred to Fortitude Re. Adjusted book value per share is derived by dividing total AIG common shareholders’ equity, excluding Investments AOCI (AIG adjusted common shareholders' equity) by total common shares outstanding.
Book Value per share, excluding Investments AOCI, Goodwill, Value of business acquired (VOBA), Value of distribution channel acquired (VODA) and Other intangible assets (Adjusted tangible book value per share) is used to provide a useful measure of the realizable shareholder value on a per share basis after eliminating the fair value of investments that can fluctuate significantly from period to period due to changes in market conditions and Fortitude Re funds withheld assets since these fair value movements are economically transferred to Fortitude Re. Adjusted tangible book value per share is derived by dividing AIG adjusted common equity, excluding intangible assets, (AIG adjusted tangible common shareholders’ equity) by total common shares outstanding.
Book value per share, excluding Investments AOCI, deferred tax assets (DTA) and AIG’s ownership interest in Corebridge (Core operating book value per share) is used to show the amount of our net worth on a per share basis after eliminating Investments AOCI, DTA and AIG’s ownership interest in Corebridge. We believe this measure is useful to investors because it eliminates the fair value of investments that can fluctuate significantly from period to period due to changes in market conditions. We also exclude the portion of DTA representing U.S. tax attributes related to net operating loss carryforwards (NOLs), corporate alternative minimum tax credits (CAMTCs) and foreign tax credits (FTCs) that have not yet been utilized. Amounts for interim periods are estimates based on projections of full-year attribute utilization. As NOLs, CAMTCs and FTCs are utilized, the corresponding portion of the DTA utilized is included. We exclude AIG’s ownership interest in Corebridge since it is not a core long-term investment for AIG. Core operating book value per share is derived by dividing total AIG common shareholders’ equity, excluding Investments AOCI, DTA and AIG’s ownership interest in Corebridge (AIG core operating shareholders’ equity) by total common shares outstanding.
Total debt to total adjusted capital ratio is used to show the AIG’s debt leverage adjusted for Investments AOCI and is derived by dividing total debt by total capital excluding Investments AOCI (Total adjusted capital). We believe this measure is useful to investors because it eliminates items that can fluctuate significantly from period to period due to changes in market conditions. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets since these fair value movements are economically transferred to Fortitude Re.
Return on equity – Adjusted after-tax income excluding Investments AOCI (Adjusted return on equity) is used to show the rate of return on common shareholders’ equity excluding Investments AOCI. We believe this measure is useful to investors because it eliminates the fair value of investments which can fluctuate significantly from period to period due to changes in market conditions. Adjusted return on equity is derived by dividing actual or, for interim periods, annualized adjusted after-tax income attributable to AIG common shareholders by average AIG adjusted common shareholders’ equity.
Return on equity – Adjusted after-tax income excluding Investments AOCI, DTA and AIG’s ownership interest in Corebridge (Core operating return on equity) is used to show the rate of return on common shareholders’ equity excluding Investments AOCI, DTA and AIG’s ownership interest in Corebridge. We believe this measure is useful to investors because it eliminates the fair value of investments that can fluctuate significantly from period to period due to changes in market conditions. We also exclude the portion of DTA representing U.S. tax attributes related to NOLs, CAMTCs and FTCs that have not yet been utilized. Amounts for interim periods are estimates based on projections of full-year attribute utilization. As NOLs, CAMTCs and FTCs are utilized, the corresponding portion of the DTA utilized is included. We exclude AIG’s ownership interest in Corebridge since it is not a core long-term investment for AIG. We believe this metric provides investors with greater insight as to the underlying profitability of our property and casualty business. Core operating return on equity is derived by dividing actual or, for interim periods, annualized adjusted after-tax income attributable to AIG common shareholders by average AIG core operating shareholders’ equity.

Ratios: We, along with most property and casualty insurance companies, use the loss ratio, the expense ratio and the combined ratio as measures of underwriting performance. These ratios are relative measurements that describe, for every $100 of net premiums earned, the amount of losses and loss adjustment expenses (which for General Insurance excludes net loss reserve discount), and the amount of other underwriting expenses that would be incurred. A combined ratio of less than 100 indicates underwriting income and a combined ratio of over 100 indicates an underwriting loss. Our ratios are calculated using the relevant segment information calculated under GAAP, and thus may not be comparable to similar ratios calculated for regulatory reporting purposes. The underwriting environment varies across countries and products, as does the degree of litigation activity, all of which affect such ratios. In addition, investment returns, local taxes, cost of capital, regulation, product type and competition can have an effect on pricing and consequently on profitability as reflected in underwriting income and associated ratios.
Accident year underwriting income, ex-CAT, Accident year loss and Accident year combined ratios, as adjusted (Accident year loss ratio, ex-CAT and Accident year combined ratio, ex-CAT) exclude catastrophe losses (CATs) and related reinstatement premiums, net of reinsurance, and prior year development, net of prior year premiums, net of reinsurance, and the impact of reserve discounting. Natural catastrophe losses are generally weather or seismic events, in each case, having a net impact on AIG in excess of $10 million and man-made catastrophe losses, such as terrorism and civil unrest that exceed the $10 million threshold. We believe that Accident year underwriting income, ex-CAT and as adjusted ratios are meaningful measures of our underwriting results on an ongoing basis as they exclude catastrophes and the impact of reserve discounting which are outside of management’s control. We also exclude prior year development to provide transparency related to current accident year results.
Underwriting ratios are computed net of reinsurance and as follows:
a.Loss ratio = Loss and loss adjustment expenses incurred ÷ Net premiums earned (NPE)
b.Acquisition ratio = Total acquisition expenses ÷ NPE
c.General operating expense ratio = General operating expenses ÷ NPE
d.Expense ratio = Acquisition ratio + General operating expense ratio
e.Combined ratio = Loss ratio + Expense ratio
f.CATs and reinstatement premiums ratio = [Loss and loss adjustment expenses incurred – (CATs)] ÷ [NPE +/(-) Reinstatement premiums related to catastrophes] – Loss ratio
g.Accident year loss ratio, as adjusted (AYLR, ex-CAT) = [Loss and loss adjustment expenses incurred – CATs – PYD] ÷ [NPE +/(-) Reinstatement premiums related to catastrophes +/(-) Prior year premiums]
h.Accident year combined ratio, as adjusted (AYCR, ex-CAT) = AYLR, ex-CAT + Expense ratio
i.Prior year development, net of prior year premiums ratio = [Loss and loss adjustment expenses incurred – CATs – PYD] ÷ [NPE +/(-) Reinstatement premiums related to catastrophes +/(-) Prior year premiums] – Loss ratio – CATs and reinstatement premiums ratio.
Results from discontinued operations are excluded from all of these measures.
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American International Group, Inc. (NYSE: AIG) is a leading global insurance organization. AIG provides insurance solutions that help businesses and individuals in more than 200 countries and jurisdictions protect their assets and manage risks through AIG operations, licenses and authorizations as well as network partners.

AIG is the marketing name for the worldwide operations of American International Group, Inc. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries and jurisdictions, and coverage is subject to underwriting requirements and actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.

American International Group, Inc.
Selected Financial Data and Non-GAAP Reconciliation
($ in millions, except per common share data)

Reconciliations of Adjusted Pre-tax and After-tax Income
	Three Months Ended September 30,
	2025				2026
		Total Tax	Non-			Total Tax	Non-
		(Benefit)	controlling	After		(Benefits)	controlling	After
	Pre-tax	Charge	Interests	Tax	Pre-tax	Charge	Interests	Tax
Pre-tax income/net income, including noncontrolling interests	$714	$190	$—	$524	$1,119	$270	$—	$849
Noncontrolling interests			(5)	(5)			(5)	(5)
Pre-tax income/Net income attributable to AIG common shareholders	714	190	(5)	519	1,119	270	(5)	844
Adjustments:
Changes in uncertain tax positions and other tax adjustments		(5)	—	5		5	—	(5)
Deferred income tax valuation allowance releases		—	—	—		14	—	(14)
Changes in the fair values of equity securities and AIG's investment in Corebridge	288	60	—	228	3	1	—	2
Loss on extinguishment of debt	—	—	—	—	—	—	—	—
Net investment income on Fortitude Re funds withheld assets	(29)	(6)	—	(23)	(16)	(4)	—	(12)
Net realized losses on Fortitude Re funds withheld assets	5	1	—	4	28	6	—	22
Net realized gains on Fortitude Re funds withheld embedded derivative	54	11	—	43	(85)	(18)	—	(67)
Net realized losses(a)	433	107	—	326	170	32	—	138
Net loss on divestitures and other(b)	—	—	—	—	—	—	—	—
Non-operating litigation reserves and settlements	—	—	—	—	—	—	—	—
Favorable prior year development and related amortization changes ceded under retroactive reinsurance agreements	(9)	(2)	—	(7)	—	—	—	—
Net loss reserve discount (benefit) charge	(2)	—	—	(2)	91	19	—	72
Net results of businesses in run-off(c)	(1)	(1)	—	—	12	3	—	9
Non-operating pension expenses	6	1	—	5	—	—	—	—
Integration and transaction costs associated with acquiring or divesting businesses	7	2	—	5	20	4	—	16
Restructuring and other costs	153	32	—	121	100	21	—	79
Non-recurring costs related to regulatory or accounting changes	3	1	—	2	3	1	—	2
Adjusted pre-tax income/Adjusted after-tax income attributable to AIG common shareholders	$1,622	$391	$(5)	$1,226	$1,445	$354	$(5)	$1,086

American International Group, Inc.
Selected Financial Data and Non-GAAP Reconciliation
($ in millions, except per common share data)

Reconciliations of Adjusted Pre-tax and After-tax Income
	Nine Months Ended September 30,
	2025				2026
		Total Tax	Non-			Total Tax	Non-
		(Benefits)	controlling	After		(Benefits)	controlling	After
	Pre-tax	Charge	Interests	Tax	Pre-tax	Charge	Interests	Tax
Pre-tax income/Net income, including noncontrolling interests	$3,218	$852	$—	$2,366	$3,370	$810	$—	$2,560
Noncontrolling interests			(5)	(5)			(5)	(5)
Pre-tax income/Net income attributable to AIG common shareholders	3,218	852	(5)	2,361	3,370	810	(5)	2,555
Adjustments:
Changes in uncertain tax positions and other tax adjustments		(1)	—	1		91	—	(91)
Deferred income tax valuation allowance charges		(9)	—	9		(67)	—	67
Changes in the fair values of equity securities and AIG's investment in Corebridge	(393)	(83)	—	(310)	67	14	—	53
Gain on extinguishment of debt	(5)	(1)	—	(4)	—	—	—	—
Net investment income on Fortitude Re funds withheld assets	(108)	(23)	—	(85)	(75)	(16)	—	(59)
Net realized losses on Fortitude Re funds withheld assets	59	12	—	47	47	10	—	37
Net realized (gains) losses on Fortitude Re funds withheld embedded derivative	109	23	—	86	(44)	(9)	—	(35)
Net realized losses(a)	690	102	—	588	514	113	—	401
Net (gain) loss on divestitures and other(b)	(53)	(11)	—	(42)	133	28	—	105
Non-operating litigation reserves and settlements	(13)	(3)	—	(10)	—	—	—	—
Unfavorable (favorable) prior year development and related amortization changes ceded under retroactive reinsurance agreements	53	11	—	42	(75)	(16)	—	(59)
Net loss reserve discount charge	27	6	—	21	71	15	—	56
Net results of businesses in run-off(c)	(8)	(2)	—	(6)	18	4	—	14
Non-operating pension expenses	16	3	—	13	(2)	—	—	(2)
Integration and transaction costs associated with acquiring or divesting businesses	13	3	—	10	68	14	—	54
Restructuring and other costs	307	64	—	243	247	52	—	195
Non-recurring costs related to regulatory or accounting changes	10	2	—	8	13	3	—	10
Adjusted pre-tax income/Adjusted after-tax income attributable to AIG common shareholders	$3,922	$945	$(5)	$2,972	$4,352	$1,046	$(5)	$3,301
(a)Includes all Net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication and net realized gains and losses on Fortitude Re funds withheld assets.
(b)In the nine months ended September 30, 2026, Net loss on divestitures and other primarily relates to a change in estimate for earn-out considerations associated with the dispositions of Validus Reinsurance, Ltd. and global personal travel and assistance business.
(c)In the third quarter of 2025, AIG began excluding the net results of run-off businesses previously reported in General Insurance from Adjusted pre-tax income.

American International Group, Inc.
Selected Financial Data and Non-GAAP Reconciliation (continued)
($ in millions, except per common share data)

Reconciliations of General Insurance Net Investment Income and Other and Adjusted Pre-tax Income
	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2026		2025		2026
	Net Investment Income and Other	Pre-tax Income (Loss)	Net Investment Income and Other	Pre-tax Income (Loss)	Net Investment Income and Other	Pre-tax Income (Loss)	Net Investment Income and Other	Pre-tax Income (Loss)
Net investment income and other/Pre-tax income (loss)(a)	$991	$1,184	$1,029	$1,198	$2,619	$3,170	$2,755	$3,882
Other income (expense) - net	—	—	(2)	—	—	—	(5)	—
Changes in the fair values of equity securities and AIG's investment in Corebridge	(46)	(46)	5	5	(70)	(70)	17	17
Net investment income on Fortitude Re funds withheld assets	—	—	—	—	1	1	—	—
Net realized (gains) losses on Fortitude Re funds withheld assets	—	(1)	—	—	—	6	—	(1)
Net realized losses	—	456	—	176	2	779	—	534
Net (gain) loss on divestitures and other	—	(1)	—	(2)	—	(38)	—	9
Unfavorable (favorable) prior year development and related amortization changes ceded under retroactive reinsurance agreements	—	7	—	8	—	81	—	(44)
Net loss reserve discount (benefit) charge	—	(2)	—	91	—	27	—	71
Non-operating pension expenses	—	4	—	1	—	13	—	3
Integration and transaction costs associated with acquiring or divesting businesses	—	—	—	35	—	—	—	100
Restructuring and other costs	—	130	—	71	—	222	—	176
Non-recurring costs related to regulatory or accounting changes	—	3	—	3	—	10	—	13
Net investment income and other, APTI basis/Adjusted pre-tax income (loss)	$945	$1,734	$1,032	$1,586	$2,552	$4,201	$2,767	$4,760

Reconciliations of Other Operations Net Investment Income and Other and Adjusted Pre-tax Income
	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2026		2025		2026
	Net Investment Income and Other	Pre-tax Income (Loss)	Net Investment Income and Other	Pre-tax Income (Loss)	Net Investment Income and Other	Pre-tax Income (Loss)	Net Investment Income and Other	Pre-tax Income (Loss)
Net investment income and other/Pre-tax income (loss)(a)	$(226)	$(470)	$70	$(79)	$734	$48	$185	$(512)
Consolidation and Eliminations	(2)	—	2	—	1	—	2	—
Other income (expense) - net	2	—	1	—	(9)	—	4	—
Changes in the fair values of equity securities and AIG's investment in Corebridge	334	334	(2)	(2)	(323)	(323)	50	50
Gain on extinguishment of debt	—	—	—	—	—	(5)	—	—
Net investment income on Fortitude Re funds withheld assets	(29)	(29)	(16)	(16)	(109)	(109)	(75)	(75)
Net realized (gains) losses on Fortitude Re funds withheld assets	—	6	—	28	—	53	—	48
Net realized (gains) losses on Fortitude Re funds withheld embedded derivative	—	54	—	(85)	—	109	—	(44)
Net realized (gains) losses	2	(23)	—	(6)	2	(89)	—	(20)
Net (gain) loss on divestitures and other	—	1	—	2	—	(15)	—	124
Non-operating litigation reserves and settlements	—	—	—	—	—	(13)	—	—
Unfavorable (favorable) prior year development and related amortization changes ceded under retroactive reinsurance agreements	—	(16)	—	(8)	—	(28)	—	(31)
Net results of businesses in run-off	(9)	(1)	(10)	12	(22)	(8)	(28)	18
Non-operating pension expenses	—	2	—	(1)	—	3	—	(5)
Integration and transaction costs associated with acquiring or divesting businesses	—	7	—	(15)	—	13	—	(32)
Restructuring and other costs	—	23	—	29	—	85	—	71
Net investment income and other, APTI basis/Adjusted pre-tax income (loss)	$72	$(112)	$45	$(141)	$274	$(279)	$138	$(408)
(a)In the first quarter of 2026, AIG realigned and began reporting Amortization of intangible assets in General Insurance from Other Operations; historical results have been recast to reflect these changes.

American International Group, Inc.
Selected Financial Data and Non-GAAP Reconciliation (continued)
($ in millions, except per common share data)

Summary of Key Financial Metrics
	Three Months Ended September 30,			Nine Months Ended September 30,
Earnings per common share:	2025	2026	% Inc. (Dec.)	2025	2026	% Inc. (Dec.)
Basic	$0.94	$1.61	71.3%	$4.12	$4.82	17.0%
Diluted	$0.93	$1.60	72.0%	$4.08	$4.78	17.2%
Adjusted after-tax income attributable to AIG common shareholders per diluted share	$2.20	$2.06	(6.4)%	$5.14	$6.18	20.2%
Weighted average shares outstanding:
Basic	553.3	523.0		573.2	530.1
Diluted	558.5	527.3		578.4	534.3

Reconciliation of Net Investment Income
	Three Months Ended
	September 30,
	2025	2026
Net Investment Income per Consolidated Statements of Operations	$772	$1,100
Changes in the fair values of equity securities and AIG's investment in Corebridge	288	3
Net investment income on Fortitude Re funds withheld assets	(29)	(16)
Net realized gains (losses) related to economic hedges and other	2	(2)
Net investment income of businesses in run-off	(9)	(10)
Total Net Investment Income - APTI Basis	$1,024	$1,075

Reconciliation of Total Debt to Total Capital
Three Months Ended
September 30, 2026
Total financial and hybrid debt	$10,246

Total capital	$49,155
Less non-redeemable noncontrolling interests	26
Less Investments AOCI	(3,260)
Total adjusted capital	$52,389

Hybrid - debt securities / Total capital	0.9%
Financial debt / Total capital	19.9
Total debt / Total capital	20.8
Adjusted capital impact	(1.2)
Total debt / Total adjusted capital	19.6%

American International Group, Inc.
Selected Financial Data and Non-GAAP Reconciliation (continued)
($ in millions, except per common share data)

Reconciliation of Book Value per Share
As of period end:	September 30, 2025	September 30, 2026
Total AIG common shareholders' equity (a)	$41,085	$38,883
Less: Investments AOCI	(1,410)	(3,840)
Add: Cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(545)	(580)
Subtotal Investments AOCI	(865)	(3,260)
Total adjusted common shareholders' equity (b)	$41,950	$42,143

Total adjusted common shareholders' equity (b)	$41,950	$42,143
Total intangible assets	3,796	4,086
AIG adjusted tangible common shareholders' equity (d)	$38,154	$38,057

Total AIG common shareholders' equity (a)	$41,085	$38,883
Less: AIG's ownership interest in Corebridge	2,651	—
Less: Investments related AOCI - AIG	(1,410)	(3,840)
Add: Cumulative unrealized gains and losses related to Fortitude Re funds withheld assets - AIG	(545)	(580)
Subtotal Investments AOCI - AIG	(865)	(3,260)
Less: Deferred tax assets	3,002	2,684
AIG core operating shareholders' equity (e)	$36,297	$39,459
Total common shares outstanding (f)	544.5	518.7

As of period end:	September 30, 2025	September 30, 2026	% Inc. (Dec.)
Book value per share (a÷f)	$75.45	$74.96	(0.6)%
Adjusted book value per share (b÷f)	77.04	81.25	5.5
Adjusted tangible book value per share (d÷f)	70.07	73.37	4.7
Core operating book value per share (e÷f)	66.66	76.07	14.1

Reconciliation of Return On Equity
Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2026	2025	2026
Actual or annualized net income (loss) attributable to AIG common shareholders (a)	$2,076	$3,376	$3,148	$3,407
Actual or annualized adjusted after-tax income attributable to AIG common shareholders (b)	$4,904	$4,344	$3,963	$4,401

Average AIG adjusted common shareholders' equity
Average AIG Common Shareholders' equity (c)	$41,293	$39,745	$41,635	$40,258
Less: Average investments AOCI	(1,128)	(2,311)	(1,560)	(1,733)
Average adjusted common shareholders' equity (d)	$42,421	$42,056	$43,195	$41,991

Average AIG core operating shareholders' equity
Average AIG common shareholders' equity	$41,293	$39,745	$41,635	$40,258
Less: Average AIG's ownership interest in Corebridge	3,347	—	3,631	530
Less: Average investments AOCI - AIG	(1,128)	(2,311)	(1,560)	(1,733)
Less: Average deferred tax assets	3,093	2,798	3,261	3,002
Average AIG core operating shareholders' equity (f)	$35,981	$39,258	$36,303	$38,459

ROE (a÷c)	5.0%	8.5%	7.6%	8.5%
Adjusted return on equity (b÷d)	11.6%	10.3%	9.2%	10.5%
Core operating ROE (b÷f)	13.6%	11.1%	10.9%	11.4%

American International Group, Inc.
Selected Financial Data and Non-GAAP Reconciliation (continued)
($ in millions, except per common share data)

Reconciliation of Net Premiums Written - Change on Constant Dollar Basis
Three Months Ended September 30, 2026	General	North America
	Insurance	Commercial
Increase (decrease) as reported in U.S. dollars	7%	2%
Foreign exchange effect	1	—
Increase (decrease) on constant dollar basis	8%	2%
North America Property	2	4
Increase (decrease) on constant dollar basis, excluding Property lines	10%	6%

Reconciliation of Accident Year Underwriting Income, ex-CAT
	Three Months Ended September 30,
	2025	2026
Underwriting income, as reported	$793	$564
Catastrophe-related charges, including reinstatement premiums	100	283
Prior year loss reserve development (favorable), net of reinsurance and prior year premiums	(180)	(91)
Accident year underwriting income, ex-CAT	$713	$756

Reconciliations of Accident Year Loss and Accident Year Combined Ratios, as Adjusted

	Nine Months Ended September 30,
	2025	2026
Total General Insurance
Combined ratio	90.6	89.2
Catastrophe losses and reinstatement premiums	(4.5)	(3.6)
Prior year development, net of prior year premiums	2.1	2.1
Accident year combined ratio, as adjusted	88.2	87.7

	Three Months Ended September 30,
	2025	2026
North America Commercial
Combined ratio	82.6	92.9
Catastrophe losses and reinstatement premiums	(3.1)	(7.1)
Prior year development, net of prior year premiums	5.9	1.4
Accident year combined ratio, as adjusted	85.4	87.2

International Commercial
Combined ratio	84.9	88.3
Catastrophe losses and reinstatement premiums	(0.8)	(3.5)
Prior year development, net of prior year premiums	1.9	1.0
Accident year combined ratio, as adjusted	86.0	85.8

Global Personal
Combined ratio	95.2	93.2
Catastrophe losses and reinstatement premiums	(0.8)	(2.0)
Prior year development, net of prior year premiums	1.1	2.4
Accident year combined ratio, as adjusted	95.5	93.6